Exhibit 10.1

NetBank, Inc,

Management Incentive Plan

Plan
2005 Plan Year

Plan Purpose

The following is a description of the NetBank, Inc. (“NBI”) 2005 Management Incentive Plan (“MIP”). The purpose of the MIP is to:

•                  Support the achievement of key business objectives (i.e., earnings per share (EPS)).

•                  Motivate participants to accomplish specific goals and provide significant rewards for high performers.

•                  Attract and retain well-qualified personnel.

•                  Ensure that total cash compensation (salary plus variable pay) is affordably competitive, objectively determined and directly linked to realize performance.

Effective Date

The Plan Year shall be from January 1 through December 31.  The Plan will be reviewed annually to ensure proper alignment with NBI’s business objectives.

Eligible Participants

NBI Officers to include the following positions:

•                  Chief Executives

•                  Senior Officers

•                  Officers

Plan Components

 I.  Annualized Base Compensation

The salary amount used for the purposes of MIP calculations will be based on the annual base salary as of the January 1st effective date for the Plan Year.

II.  Incentive Opportunity

The following guidelines summarize variable pay opportunity as a percentage of base salary.  The Division Executive and the Chief Human Resources Executive

will determine Organizational Levels (Target/Potential) and approve exceptions to the guidelines for Levels IV and below.

Organizational Level	1	2	3-Target	4	5-Potential
Level V *	Executive Level
Level IV *	0%	16.00%	20.00%	25.00%	30.00%
Level III *	0%	12.00%	15.00%	18.75%	22.50%
Level II *	0%	8.00%	10.00%	12.50%	15.00%
Level I *	0%	4.00%	5.00%	7.50%	10.00%

*  Based on level of responsibility

III.  Incentive Goals

Each MIP participant will have up to five goals, which conform to SMART principals, as follows:

Specific	The goal relates to a desirable product of effort/contribution, which is clearly understood by all.
Measurable	The goal can be readily and objectively assessed relative to degree of attainment.
Achievable	The goal is set based on a realistic chance for achievement.
Results Based	The goal relates to products of effort or conclusions, which add value rather than focus on activities performed.
Time Focused	The time period for completion is specified when the goal is established.

Each MIP participant will be provided a MIP Scorecard to be completed. Goals will be established based on the organization level of each participant considering three (3) Sections – Company goals, Line of Business goals, and Individual goals with relative emphasis, as follows:

The table below outlines a mix of weight importance and is to be used as a guideline for goal planning and guiding a Participant’s work focus.

Organizational Level	Company Goals	Line of Business Goals	Individual Goals
Chief Executives	High	Varies	Light
Senior Officers
Officers (More Responsible)
Officers
Officers (Less Responsible)	Light	Varies	High

The intent is to provide an incentive plan which:

•                  Ensures that all Participants are stakeholders in achieving key Company goals.

•                  Provides an appropriate balance between Company, Line of Business and Individual results consistent with each Participant’s impact.

•                  Encourages cross-functional sharing, teamwork and cooperation in goal planning and execution.

Goal Weighting

Participants should have between three and five goals in each Section (Company, Line of Business, and Individual).  All goals should be given a percentage weight to reflect their relative priority and the Participant’s overall impact on each.  The total weighting should be 100% with a minimum of 20% being assigned to the Company Weight.

Incentive Payments

Earned incentive awards will be paid within ninety (90) days after the end of the calendar year.

Rating Process

The MIP Plan Ratings are:

“5” – Exceeds All Expectations

“4” – Exceeds Most Expectations

“3” – Meets All Expectations

“2” – Meets Most Expectations

“1” – Does Not Meet Expectations

Targets should be stated in a way that avoids using ratings of less than “1” and greater than “5”.

Examples of Target setting:

Rating	Example of Dollar Targets		Example of Date Targets
“5” – Exceeds All Expectations	≥	$2.0MM	3/1/2005 or sooner
“4” – Exceeds Most Expectations		$1.75MM	6/1/2005
“3” – Meets All Expectations		$1.5MM	7/1/2005
“2” – Meets Most Expectations		$1.25MM	8/1/2005
“1” – Does Not Meet Expectations	≤	$1.0MM	On or After 9/1/2005

Scoring Process

The Raw Score for each Section is calculated using the formula below:

•                  The rating of each objective on the Scorecard is multiplied by the weight of the specific objective resulting in a Weighted Rating.

•                  The Weighted Ratings are then added together within each of the three (3) Sections (Company, Line of Business and Individual) to develop the Section’s Raw Score.

Payout Process

The Amount of MIP payout is calculated using the process outlined below:

•                  Each Section (Company, Line of Business and Individual) will receive a payout percentage based on the Raw Score rating for that individual Section.

•                  The Sections (Company, Line of Business, and Individual) will stand alone and payouts will be calculated independently for each.

•                  In addition, payout levels will be based on a scale of 1 to 5, not 0.

•                  The Section payout percentage is determined by interpolating each Section Raw Score as it relates to the target/potential payout percentages (Level 1, 2, 3, 4, 5 target payout %). The  MIP Spreadsheet is designed to calculate the amount.

•                  The total annual Amount of MIP dollars are determined by adding the payout dollars in each Section (Company, Line of Business, and Individual).

•                  For those who are only participants for a partial year, there is a Proration process incorporated to ensure that the associate is being paid for the full months worked during the Plan Year. The actual Amount of MIP payout that the associate receives is determined by taking the annual incentive dollars and dividing it by 12 (12 months per year) and then multiplying that number by the actual number of months the associate is participating in the plan.

Plan Administration

1.              Plan Administrator

The Chief Human Resources Executive will serve as the Plan Administrator with responsibility for on-going Plan administration and implementation.  The Chief Executive Officer will have final approval for all Plan policy issues, disputes and decisions.  Questions regarding the interpretation of this Plan should first be referred to the Division Executive.

2.              Plan Duration

While it is NBI’s intent to provide officers and other selected personnel with an incentive opportunity for achieving worthwhile goals, management reserves the right to amend, change and/or terminate this Plan at any time, without prior notice.

3.              Employment Contract

The Plan does not create, nor should it be construed to constitute, a contract of employment between the Company and any of its associates.

4.              Payment Eligibility

To be eligible for an incentive award payment, the Plan Participant must be employed by NBI at the time of payout. Any exceptions to Payment Eligibility must be approved by the Chief Executive Officer and the Chief Human Resources Executive.

5.              New Hires, Transfers and Promotions

Newly hired Plan Participants will be eligible to participate effective the 1st of the month following the commencement of employment or the occurrence of a status change.  The award will be prorated for the first year, based on the number of months in the position as of December 31 of the Plan year.

6.              Re-assignment of Duties

In the event that an officer is reassigned, during the Plan year, earned awards will be prorated for the number of months in each position.

7.              Termination

If the Plan Participant terminates during the plan year, no incentive award will be paid.

8.              Plan Interpretation

The Compensation Committee of the Board of Directors establishes the annual Company Key Performance Weights.  Any revisions to the Plan’s methodology must be approved by the Compensation Committee.

If there is any ambiguity as to the meaning of any terms or provisions of this plan, the interpretation of any information contained therein, the Company’s interpretation will be determined by the Compensation Committee and will be final and binding.

The altering, inflating, and/or inappropriate manipulation of performance/sales results or any other infraction of recognized ethical business standards, will subject the employee to disciplinary action up to and including termination of employment.  In addition, any incentive compensation as provided by this plan to which the employee would otherwise be entitled will be revoked.

Participants who have willfully engaged in any activity, injurious to the Bank, will upon termination of employment, death, or retirement, forfeit any incentive award earned during the award period in which the termination occurred.

9.              General Conditions

•                  This Management Incentive Plan, and the transactions and payments hereunder shall, in all respects, be governed by, and construed and enforced in accordance with the laws of the state of Georgia.

•                  Each provision of this Management Incentive Plan is severable, and if any provision is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not, in any way, be affected or impaired thereby.

•                  The terms and conditions set forth in this document are limited to the plan year set forth above.